Exhibit 99.1

Earnings Conference Call May 10, 2024 8:00 a.m. CT 1 (888) 660-6431 (within North America) 1 (929) 203-2118 (outside of North America) Access Code: 7372055 Webcast: ir.dnow.com

DNOW Reports First Quarter 2024 Results

HOUSTON, TX, May 10, 2024 – DNOW Inc. (NYSE: DNOW) announced results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights

•	Cash provided by operating activities was $81 million for the first quarter of 2024 and $275 million for the trailing four quarters ending March 31, 2024

•	Revenue was $563 million for the first quarter of 2024

•	Net income attributable to DNOW Inc. was $21 million, or $0.19 per diluted share, for the first quarter of 2024

•	Non-GAAP net income attributable to DNOW Inc. excluding other costs was $23 million, or $0.21 per diluted share, for the first quarter of 2024

•	EBITDA excluding other costs was $39 million or 6.9% of revenue for the first quarter of 2024

•	Completed acquisition of Whitco Supply LLC for $185 million in cash, enhancing capabilities and position primarily in the U.S. midstream market

•	Cash and cash equivalents was $188 million and long-term debt was zero at March 31, 2024 with total liquidity of approximately $564 million

David Cherechinsky, President and CEO of DNOW, added, “I am incredibly pleased with the progress we made this quarter, generating strong free cash flow of $80 million towards our $150 million full-year target, which we expect could now approach $200 million in 2024.

We welcomed Whitco Supply to the DNOW family, one of our largest acquisitions, and still ended the quarter debt-free with $188 million in cash. The addition of Whitco’s talented team, rich culture and technical expertise will enhance our service levels and capabilities, enabling us to better support our customers’ midstream and energy evolution investments.

Despite the slow start to the first quarter, evidenced by lower U.S. well completions and historically low natural gas prices, we are encouraged by our prospects for the remainder of the year and are upgrading our 2024 full-year outlook to now grow revenue in the mid-to-high single digit percentage range, and sequentially we expect second quarter revenue to increase ten to fifteen percent, assuming increased market activity.

With a solid balance sheet, an expanding diversified customer base, the best people in the business and a proactive approach to seizing value-enhancing acquisition opportunities, I am excited about our future.”

Prior to the earnings conference call a presentation titled “DNOW First Quarter 2024 Key Takeaways” will be available on the Company’s Investor Relations website.

About DNOW

DNOW is a worldwide supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of over 160 years. Headquartered in Houston, Texas, with approximately 2,650 employees and a network of locations worldwide, we offer a broad set of supply chain solutions combined with a suite of digital offerings branded as DigitalNOW® that provide customers world-class technology for digital commerce, data and information management. Our locations provide products and solutions to exploration and production, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction as well as companies operating in the decarbonization, energy transition and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by DNOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

DNOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$188	$299
Receivables, net	410	384
Inventories, net	428	366
Prepaid and other current assets	19	19

Total current assets	1,045	1,068
Property, plant and equipment, net	137	131
Deferred income taxes	112	118
Goodwill	192	139
Intangibles, net	59	28
Other assets	49	45

Total assets	$1,594	$1,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$339	$288
Accrued liabilities	112	120
Other current liabilities	11	10

Total current liabilities	462	418
Long-term operating lease liabilities	33	30
Other long-term liabilities	20	18

Total liabilities	515	466
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 106,783,725 and 106,257,565 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	2,031	2,032
Accumulated deficit	(807)	(828)
Accumulated other comprehensive loss	(149)	(145)

DNOW Inc. stockholders’ equity	1,076	1,060
Noncontrolling interest	3	3

Total stockholders’ equity	1,079	1,063

Total liabilities and stockholders’ equity	$1,594	$1,529

DNOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2024	2023	2023
Revenue	$563	$584	$555
Operating expenses:
Cost of products	434	447	425
Warehousing, selling and administrative	101	102	98

Operating profit	28	35	32
Other income (expense)	1	—	(1)

Income before income taxes	29	35	31
Income tax provision (benefit)	8	3	(116)

Net income	21	32	147
Net income attributable to noncontrolling interest	—	1	—

Net income attributable to DNOW Inc.	$21	$31	$147

Earnings per share attributable to DNOW Inc. stockholders:
Basic	$0.20	$0.28	$1.36

Diluted	$0.19	$0.28	$1.35

Weighted-average common shares outstanding, basic	106	110	106

Weighted-average common shares outstanding, diluted	107	111	107

DNOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2024	2023	2023
Revenue:
United States	$435	$427	$418
Canada	66	83	65
International	62	74	72

Total revenue	$563	$584	$555

DNOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2024	2023	2023
GAAP net income attributable to DNOW Inc. (1)	$21	$31	$147
Net income attributable to noncontrolling interest (2)	—	1	—
Interest expense (income), net	(2)	(1)	(1)
Income tax provision (benefit)	8	3	(116)
Depreciation and amortization	7	6	7
Other costs:
Stock-based compensation	2	3	4
Other (3)	3	4	3

EBITDA excluding other costs	$39	$47	$44

EBITDA % excluding other costs (4)	6.9%	8.0%	7.9%

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP NET INCOME ATTRIBUTABLE TO DNOW INC. EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2024	2023	2023
GAAP net income attributable to DNOW Inc. (1)	$21	$31	$147
Other, net of tax (5) (6)	2	(3)	(123)

Net income attributable to DNOW Inc. excluding other costs (6)	$23	$28	$24

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO NON-GAAP DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended
	March 31,		December 31,
	2024	2023	2023
GAAP diluted earnings per share attributable to DNOW Inc. stockholders (1)	$0.19	$0.28	$1.35
Other, net of tax (5) (6)	0.02	(0.03)	(1.13)

Diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs (6)	$0.21	$0.25	$0.22

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income attributable to DNOW Inc. excluding other costs and (iii) diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

Net income attributable to noncontrolling interest represents the income retained by the noncontrolling party of a joint venture in our international segment which we consolidate into our financials as we are the primary beneficiary and controlling member.

(3)	Other includes certain income and expenses and does not include stock-based compensation expense.

For the three months ended March 31, 2024, Other of approximately $3 million was related to transaction-related charges which are included in operating profit, and include approximately $1 million, included in cost of products, for cost of inventory that was stepped up to fair value during purchase accounting related to the acquisition.

(4)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(5)	Other, net of tax includes certain income and expenses and does not include stock-based compensation expense.

For the three months ended March 31, 2024, Other, net of tax, of approximately $2 million was related to transaction-related charges.

(6)	Totals may not foot due to rounding.

5